UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2022, 22nd Century Group, Inc. (the “Company”) announced the appointment of R. Hugh Kinsman as its Chief Financial Officer, effective immediately. A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Kinsman, age 55, was serving as Chief Financial Officer of GVB Biopharma, a newly acquired wholly-owned subsidiary of the Company, and served in this role since March, 2020. Since 2017, Mr. Kinsman has served as a Director at TerraNova Capital Partners, a boutique investment banking firm, where he has served as CFO of several portfolio companies including iQ International, a leading manufacturer and distributor of highly efficient lead acid batteries for the global automotive and storage markets from 2017 to 2020. Previously, Mr. Kinsman served as a member of the Structured Finance group at GE Capital (NYSE: GE). Mr. Kinsman was also a senior accountant at Asher & Company, CPAs (now BDO).

Mr. Kinsman received his B.S. in Finance from Pennsylvania State University and his Masters in Business Administration from Cornell University.

There are no family relationships between Mr. Kinsman and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Kinsman that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Kinsman entered into an employment agreement with the Company for a term of three years. Pursuant to the employment agreement, Mr. Kinsman will earn an initial base salary of $290,000 and shall be eligible for future cash bonuses and awards of performance units as a percentage of base salary based on the achievement of performance targets to be established by the Company. If Mr. Kinsman’s employment is terminated by the Company without Cause, then he will be entitled to a severance benefit in the form of a continuation of his then-base salary for a period of 12 months (plus continuing health care coverage during such period). The description of the employment agreement above is qualified by reference to the form of employment agreement, which is attached hereto as Exhibit 10.1.

Richard Fitzgerald, the Company’s former CFO, was permanently separated from the Company on June 13, 2022, in connection with the hiring of Mr. Kinsman as CFO.

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement between the Company and R. Hugh Kinsman dated June 15, 2022.
Exhibit 99.1	Press Release
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Steven P. Przybyla
Date:	June 15, 2022	Steven P. Przybyla
Vice President, General Counsel and Secretary